                                                                    EXHIBIT 99.1

(INPUT/OUTPUT, INC. LOGO)                 NEWS RELEASE


                                          Contact:  Brad Eastman
                                                    Chief Administrative Officer
                                                    Input/Output, Inc.
                                                    281-933-3339


                   INPUT/OUTPUT REPORTS SECOND QUARTER RESULTS

              GAAP LOSS PER SHARE FOR THE SECOND QUARTER WAS $0.27
            NON-GAAP LOSS PER SHARE FOR THE SECOND QUARTER WAS $0.14
                 COMPANY REDUCES OUTSTANDING DEBT BY $15 MILLION
               EXPECTS TO BECOME PROFITABLE IN THE FOURTH QUARTER

HOUSTON - JULY 30, 2003 - Input/Output, Inc. (NYSE: IO) today announced results for the three months and six months ended June 30, 2003.

         Net sales for the second quarter of 2003 were $34.6 million compared to net sales of $22.9 million in the second quarter of 2002. Net sales were up 51% primarily due to stronger sales in the recovering land division. Net loss applicable to common shareholders in accordance with generally accepted accounting principles (GAAP) was $13.7 million, or $0.27 loss per share, compared to a GAAP loss of $78.9 million, or $1.55 loss per share, in the second quarter of 2002.

         Included in the 2003 second quarter GAAP loss are significant items totaling $6.8 million: $0.8 million related to severance costs as the Company continues to evaluate its staffing needs in light of current economic conditions, $0.4 million of moving costs incurred in completing the relocation out of the Company's Alvin, Texas facility, $2.5 million related to the write-down of rental equipment associated with the Company's first generation radio-based VectorSeis(R) land acquisition systems, $2.0 million related to the impairment of the Company's investment in Energy Virtual Partners, Inc ("EVP"), $1.7 million of warrant revaluations, partially offset by a federal tax refund of $0.6 million. Included in the 2002 second quarter GAAP loss are significant items totaling $67.8 million, which consisted of a $63.8 million net charge to fully reserve I/O's deferred tax assets, $2.5 million in charges associated with the closure of facilities and severance, and $1.5 million for a dividend on preferred stock that was redeemed in the third quarter of 2002.

         Excluding the significant items above, the non-GAAP loss for the second quarter of 2003 was $6.9 million, or $0.14 loss per share, compared to a non-GAAP loss of $11.1 million, or $0.22 loss per share in the second quarter of 2002. I/O believes that this non-GAAP information is useful to investors because it is a consistent measure of the underlying operating results of I/O's business. A discussion of the uses of non-GAAP measures and concerns with those uses is detailed below. A detailed reconciliation of non-GAAP to GAAP-based measures is included at the end of this press release.

         Bob Peebler, I/O's President and Chief Executive Officer, said, "In addition to increasing revenues, I/O has begun to realize efficiencies from our cost reduction efforts. We are pleased that we were able to improve our gross profit on an adjusted basis when compared with the same period last year. In addition, we have brought our operating expenses down 12% on an adjusted basis, despite a significant rise in sales. We believe continued improvements in revenue and additional cost cutting measures should make us profitable in the fourth quarter of 2003."

         Land sales during the second quarter more than doubled to $23.7 million this year, up from $10.9 million in 2002 mainly driven by a significant increase in international sales. Marine sales declined to $10.9 million this quarter compared to $12.1 million for the same period a year ago.

         Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) this quarter were a negative $6.9 million compared to a negative $11.2 million for the second quarter of last year. A reconciliation of adjusted EBITDA to reported earnings is presented at the end of this press release. Similar to last year's second quarter, depreciation and amortization was $3.0 million.

         Additional second quarter highlights include the payment of $15 million of debt to SCF Partners related to the repurchase of preferred stock last year. Cash flow from operations was $0.8 million, but cash at June 30, 2003 declined from the first quarter due to the repayment of the debt and the Company's investment in EVP. The Company's debt-to-capital ratio at June 30, 2003 was 22%.

         Net sales for the first six months of 2003 increased 43% to $75.7 million, up from $53.1 million during the same period last year. Land sales for the first six months were $56.3 million, an increase of 98% compared to $28.4 million in the first six months of 2002. Marine activity decreased about 21%, with sales of $19.4 million this year compared to $24.6 million last year.

         The GAAP loss for the first six months of 2003 was $19.0 million, or $0.37 loss per share, compared to a GAAP loss of $84.9 million, or $1.67 loss per share in 2002.

RECENT DEVELOPMENTS

         In April 2003 I/O invested $3.0 million in Series B Preferred securities of EVP for 22% of the outstanding ownership interests and 11% of the outstanding voting interests. During the second quarter EVP failed to close two anticipated asset management agreements. Since that time, EVP has reevaluated its business model and adequacy of capital. Therefore, in the second quarter I/O wrote its investment down to its approximate liquidation value of $1.0 million.

         Jay Lapeyre, I/O's Chairman of the Board commented, "We originally believed EVP would present unique opportunities to demonstrate the value of VectorSeis in production operations. We also knew EVP was a development-stage operation and therefore a high risk investment due to the unique nature of its business model. EVP continues to evaluate its options, but EVP has voted to liquidate if a clear feasible business strategy is not developed by August 15, 2003. In order to avoid any potential conflict of interest concerns, Bob Peebler has suggested and the Company has agreed that all proceeds he receives from liquidation of EVP will be paid to I/O."

OUTLOOK

         The statements regarding fourth quarter profitability above and the statements below are based on our current expectations. These statements are forward looking, and actual results may differ materially. Factors that may cause actual results to differ from these forward-looking statements are detailed below.

         Brad Eastman, Chief Administrative Officer, commented, "Based on our current activity and our improved cost structure, we are expecting third quarter sales of $35-$39 million and a gross margin percentage in the mid-20s, which should yield a net loss per share of $0.05 - $0.09 including anticipated severance charges. We are expecting an increase in gross margin in the second half of this year as we realize further cost savings from the closing of the Alvin facility and we implement additional headcount reductions later this year. We are anticipating fourth quarter sales of $40-$50 million, with a gross margin percentage in the mid- to upper-20s, and a net income per share of $0.00 - $0.05."

CONFERENCE CALL DETAILS

         Input/Output has scheduled a conference call for Wednesday, July 30, 2003 at 5:00 p.m. eastern / 4:00 p.m. central time to discuss quarterly results. Please dial 888-603-6976 and ask for the Input/Output conference call at least 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.i-o.com. To listen to the live call on the web, please visit the web site at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live call or live web cast, a telephonic replay of the conference call will be available through August 6, 2003 and may be accessed by calling 800-925-4670. A web archive will be available shortly after the call and will remain available for 7 days at http://www.i-o.com. A transcript of the conference call will be available on the I/O website for 12 months. For more information, please contact Elisa Smith at 281-879-3593.



         Input/Output, Inc. is a major provider of seismic acquisition imaging technology for land, marine and transition zone exploration, production and reservoir monitoring. The Company specializes in technology that creates value for the energy industry in the areas of 2D, 3D, 4D and multicomponent seismic data. Additional information on Input/Output, Inc. is available on the Internet at www.i-o.com or contact us at ir@i-o.com.

         The information included herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning future revenues, gross margin, cost savings and net income. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include the timing and development of the Company's products and services and market acceptance of the Company's new and revised product offerings; risks associated with the Company's restructuring program; risks associated with competitors' product offerings and pricing pressures resulting therefrom; the Company's inability to produce products to preserve and increase market share; and technological and marketplace changes affecting the Company's product line. Additional risk factors, which could affect actual results, are disclosed by the Company from time to time in its filings with the Securities and Exchange Commission.

         This press release contains certain non-GAAP financial measures. Management uses these non-GAAP financial measures to evaluate I/O's financial results from operations, develop budgets and manage expenditures. I/O's calculation of non-GAAP measures is likely to differ from methods used by other companies and should not be regarded as a replacement for corresponding GAAP results. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to comparable GAAP results, which is attached to this press release.

                           (INPUT/OUTPUT, INC. LOGO)


                       INPUT/OUTPUT, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
                                   (UNAUDITED)

                                                     THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                          JUNE 30,                              JUNE 30,
                                              ---------------------------------     --------------------------------
                                                   2003               2002              2003               2002
                                              --------------     --------------     ------------      --------------
Net sales.................................... $       34,562     $       22,850     $     75,739      $       53,063
Cost of sales................................         31,343             20,365           63,759              43,617
                                              --------------     --------------     ------------      --------------
         Gross profit........................          3,219              2,485           11,980               9,446
                                              --------------     --------------     ------------      --------------

Operating expenses:
   Research and development..................          4,955              8,667           10,473              15,688
   Marketing and sales.......................          3,025              2,775            5,836               5,305
   General and administrative................          5,362              4,709            9,427               9,336
   Amortization of intangibles...............            245                321              549                 637
   Impairment of long-lived assets...........              -                  -            1,120                   -
                                              --------------     --------------     ------------      --------------
          Total operating expenses...........         13,587             16,472           27,405              30,966
                                              --------------     --------------     ------------      --------------

Loss from operations.........................        (10,368)           (13,987)         (15,425)            (21,520)

Interest expense.............................           (843)              (461)          (2,188)               (496)
Interest income..............................            525                753            1,116               1,244
Fair value adjustment of warrant obligation..         (1,712)                 -             (841)                  -
Impairment of investment.....................         (2,036)                 -           (2,036)                  -
Other income (expense).......................            451               (207)             700                (343)
                                              --------------     --------------     ------------      --------------
Loss before income taxes.....................        (13,983)           (13,902)         (18,674)            (21,115)
Income tax (benefit) expense ................           (297)            63,511              291              60,840
                                              --------------     --------------     ------------      --------------
Net loss.....................................        (13,686)           (77,413)         (18,965)            (81,955)
Preferred dividend...........................              -              1,479                -               2,934
                                              --------------     --------------     ------------      --------------
Net loss applicable to common shares......... $      (13,686)    $      (78,892)    $    (18,965)     $      (84,889)
                                              ==============     ==============     ============      ==============
Basic loss per common share.................. $        (0.27)    $        (1.55)    $       (.37)     $        (1.67)
                                              ==============     ==============     ============      ==============
Weighted average number of
  common shares outstanding..................     51,231,189         50,971,486       51,213,041          50,931,384
                                              ==============     ==============     ============      ==============
Diluted loss per common share................ $        (0.27)    $        (1.55)    $       (.37)     $        (1.67)
                                              ==============     ==============     ============      ==============
Weighted average number of  diluted
  common shares outstanding..................     51,231,189         50,971,486       51,213,041          50,931,384
                                              ==============     ==============     ============      ==============

                           (INPUT/OUTPUT, INC. LOGO)


                       INPUT/OUTPUT, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                             JUNE 30,
                                                               2003             DECEMBER 31,
                                                           (UNAUDITED)              2002
                                                          ------------          -------------
                           ASSETS
Current assets:
   Cash and cash equivalents............................. $     39,087          $      77,144
   Restricted cash.......................................          399                    247
   Accounts receivable, net..............................       27,325                 18,745
   Current portion notes receivable, net.................       12,407                  6,137
   Inventories...........................................       48,886                 50,010
   Prepaid expenses and other current assets.............        2,125                  3,136
                                                          ------------          -------------
       Total current assets..............................      130,229                155,419
Notes receivable.........................................        6,093                 12,057
Property, plant and equipment, net.......................       33,036                 39,255
Goodwill, net............................................       33,758                 33,758
Other assets, net........................................        6,394                  7,956
                                                          ------------          -------------
       Total assets...................................... $    209,510          $     248,445
                                                          ============          =============

          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Current maturities of long-term debt.................. $      2,151          $       2,142
   Accounts payable......................................       13,267                 18,927
   Accrued expenses......................................       16,540                 17,210
   Warrant obligation....................................        3,041                  2,200
                                                          ------------          -------------
           Total current liabilities.....................       34,999                 40,479
Long-term debt, net of current maturities................       35,510                 51,430
Other long-term liabilities..............................        4,897                  5,199
Stockholders' equity:
   Common stock..........................................          520                    519
   Additional paid-in capital............................      295,796                296,002
   Accumulated deficit...................................     (155,499)              (136,534)
   Accumulated other comprehensive loss..................         (597)                (2,380)
   Treasury stock........................................       (5,785)                (5,929)
   Unamortized restricted stock compensation.............         (331)                  (341)
                                                          ------------          -------------
       Total stockholders' equity........................      134,104                151,337
                                                          ------------          -------------
       Total liabilities and stockholders' equity........ $    209,510          $     248,445
                                                          ============          =============

                           (INPUT/OUTPUT, INC. LOGO)


                     CALCULATION OF EBIT AND ADJUSTED EBITDA
                               (NON-GAAP MEASURES)
                                 (IN THOUSANDS)
                                   (UNAUDITED)


Adjusted EBITDA is a Non-GAAP measurement that is presented as an additional indicator of operating performance and is not a substitute for net income (loss) or earnings (loss) per share calculated under generally accepted accounting principals (GAAP). The calculation of adjusted EBITDA shown below is based upon amounts derived from the company's financial statements prepared in conformity with GAAP.


                                                        THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                             JUNE 30,                             JUNE 30,
                                                 --------------------------------    --------------------------------
                                                      2003              2002              2003              2002
                                                 --------------    --------------    --------------    --------------
Loss before income taxes.......................  $      (13,983)   $      (13,902)   $      (18,674)   $      (21,115)
Interest expense...............................             843               461             2,188               496
Interest income................................            (525)             (753)           (1,116)           (1,244)
                                                 --------------    --------------    --------------    --------------
Earnings before net interest expense and
  taxes (EBIT).................................         (13,665)          (14,194)          (17,602)          (21,863)

Fair value adjustment of warrant obligation....           1,712                 -               841                 -

Impairment of investment.......................           2,036                 -             2,036                 -

Total depreciation and amortization expense....           3,035             3,027             6,609             6,019
                                                 --------------    --------------    --------------    --------------
Adjusted earnings before net interest
  expense, taxes, depreciation and
  amortization (adjusted EBITDA)...............  $       (6,882)   $      (11,167)   $       (8,116)   $      (15,844)
                                                 ==============    ==============    ==============    ==============

                           (INPUT/OUTPUT, INC. LOGO)


A RECONCILIATION OF NET LOSS, EXCLUDING SIGNIFICANT ITEMS (NON-GAAP LOSS) IS AS FOLLOWS (IN THOUSANDS):

                               THREE MONTHS                         FAIR VALUE                                          THREE MONTHS
                                   ENDED                            ADJUSTMENT   WRITE-DOWN                  FEDERAL        ENDED
                               JUNE 30, 2003   SEVERANCE   MOVING   OF WARRANT   OF RENTAL    IMPAIRMENT       TAX     JUNE 30, 2003
                                AS REPORTED      COSTS     COSTS    OBLIGATION   EQUIPMENT   OF INVESTMENT   REFUND     AS ADJUSTED
                               -------------   ---------   ------   ----------   ---------   -------------   -------   -------------
Net sales....................  $      34,562                                                                           $     34,562
Cost of sales................         31,343        (280)                           (2,500)                                  28,563
                               -------------   ---------   ------   ----------   ---------   -------------   -------   ------------
Gross profit.................          3,219         280        -            -       2,500               -         -          5,999
                               -------------   ---------   ------   ----------   ---------   -------------   -------   ------------
Operating expenses:
   Research and development..          4,955         (22)                                                                     4,933
   Marketing and sales.......          3,025                                                                                  3,025
   General and
     administrative..........          5,362        (457)    (366)                                                            4,539
   Amortization of
     intangibles.............            245                                                                                    245
                               -------------   ---------   ------   ----------   ---------   -------------   -------   ------------
     Total operating
       expenses..............         13,587        (479)    (366)           -           -               -         -         12,742

Loss from operations.........        (10,368)        759      366            -       2,500               -         -         (6,743)
Other income (expense).......         (3,615)                            1,712                       2,036                      133
                               -------------   ---------   ------   ----------   ---------   -------------   -------   ------------
Loss before income taxes.....        (13,983)        759      366        1,712       2,500           2,036         -         (6,610)
Income tax expense
  (benefit)..................           (297)                                                                    632            335
                               -------------   ---------   ------   ----------   ---------   -------------   -------   ------------
Net loss.....................  $     (13,686)        759      366        1,712       2,500           2,036      (632)  $     (6,945)
                               =============   =========   ======   ==========   =========   =============   =======   ============

                           (INPUT/OUTPUT, INC. LOGO)


A RECONCILIATION OF NET LOSS, EXCLUDING SIGNIFICANT ITEMS (NON-GAAP LOSS) IS AS FOLLOWS (IN THOUSANDS):

                                      THREE MONTHS                      CLOSURE                                    THREE MONTHS
                                          ENDED                          COSTS             TAX                         ENDED
                                      JUNE 30, 2002    SEVERANCE       ASSOCIATED       VALUATION    PREFERRED     JUNE 30, 2002
                                       AS REPORTED       COSTS      AUSTIN FACILITY     ALLOWANCE     DIVIDEND      AS ADJUSTED
                                      -------------    ---------    ---------------     ---------    ---------     -------------
Net sales.......................      $      22,850                                                                $      22,850
Cost of sales...................             20,365         (531)                                                         19,834
                                      -------------    ---------    ---------------     ---------    ---------     -------------
Gross profit....................              2,485          531                                                           3,016
                                      -------------    ---------    ---------------     ---------    ---------     -------------
Operating expenses:
   Research and development.....              8,667         (372)            (1,375)                                       6,920
   Marketing and sales..........              2,775          (47)                                                          2,728
   General and administrative...              4,709         (185)                                                          4,524
   Amortization of intangibles..                321                                                                          321
                                      -------------    ---------    ---------------     ---------    ---------     -------------
      Total operating expenses..             16,472         (604)            (1,375)                                      14,493

Loss from operations............            (13,987)       1,135              1,375                                      (11,477)
Other income (expense)..........                 85                                                                           85
                                      -------------    ---------    ---------------     ---------    ---------     -------------
Loss before income taxes........            (13,902)       1,135              1,375                                      (11,392)
Income tax expense (benefit)....             63,511                                       (63,812)                          (301)
                                      -------------    ---------    ---------------     ---------    ---------     -------------
Net loss .......................            (77,413)       1,135              1,375        63,812                        (11,091)
Preferred dividend..............              1,479                                                     (1,479)                -
                                      -------------    ---------    ---------------     ---------    ---------     -------------
Net loss .......................      $     (78,892)       1,135              1,375        63,812        1,479     $     (11,091)
                                      =============    =========    ===============     =========    =========     =============